Exhibit 99.1

Plumtree Software Announces Third Quarter
2003 Operating Results

Revenue Grows to $18.5 million, Exceeding Analyst Estimates; Earnings Per Share
Grow to ($0.01) GAAP; $0.02 Pro Forma

HOLLYWOOD, Fl., Plumtree Odyssey User Conference, Oct. 13, 2003 — Enterprise Web leader Plumtree Software (Nasdaq: PLUM) today announced results for its third quarter ended September 30, 2003. Revenue for the third quarter of 2003 was $18.5 million, compared to $17.0 million in revenue for the second quarter of 2003 and $17.7 million in revenue for the comparable quarter last year. Net loss for the third quarter of 2003 calculated in accordance with generally accepted accounting principles (GAAP) was $373,000, or $0.01 per share, compared to a net loss of $1.1 million, or $0.04 per share, for the second quarter of 2003, and a net loss of $889,000, or $0.03 per share, for the comparable quarter last year. Pro forma net income for the third quarter of 2003 was approximately $603,000 or $0.02 per share, compared to pro forma net loss of $107,000, or $0.00 per share for the second quarter of 2003 and pro forma net income of $562,000, or $0.02 per share, for the comparable quarter last year. Pro forma net income for the third quarter of 2003 excludes charges related to restructuring, charges for amortization of deferred stock-based compensation and amortization of acquired technology, and assumes an effective tax rate of 30% on net income, if any. A reconciliation of these pro forma results to GAAP is included in the included financial tables.

As of September 30, 2003, Plumtree’s cash, cash equivalents and short-term investments totaled approximately $67.3 million, up from $67.0 million in the previous quarter. Plumtree has no long-term debt.

CEO Comments
“We are pleased to have posted a notable sequential increase in our top and bottom line performance in a season that is typically challenging for the industry,” said Plumtree President and CEO John Kunze. “Our solid execution not only exceeded analysts’ expectations but also strengthened the balance sheet with more cash and an increase in deferred revenue.”

“We attribute much of our success in the quarter to the release of the Plumtree Enterprise Suite. Designed to support not only one simple portal experience, but a volume and variety of Web applications, this release has transformed our customer value proposition. Together with a new, solutions-oriented sales approach and the publication of new comparative ROI data, this release has helped us to be more effective at delivering compelling applications to our customers,” Kunze said.

Third Quarter Highlights
Third quarter 2003 highlights include:

•	Customers: Plumtree added 34 new customers in the quarter including the U.S. Department of the Interior, the American Cancer Society, the San

Francisco Municipal Transportation Agency, Kenneth Cole Productions and the Bermuda Government. Several of Plumtree’s largest new customers are deploying the UNIX version of its software. Hamilton Sundstrand reported $5.6 million of savings per year due to productivity gains realized by its Plumtree-powered Enterprise Web deployment, and was named the 2003 RealWare Portal Application Development Merit Award Winner.

•	Deployment Momentum: Plumtree this quarter announced significant customer deployment momentum, after reaching a milestone of over 40 customers with Enterprise Web deployments of 10,000 users or more. The City of Calgary has deployed Plumtree to over one million residents, Ford Motor Company has deployed Plumtree to over 250,00 employees worldwide, and United Technologies Corporation has deployed Plumtree to 100,000 employees, partners and customers across six subsidiaries. Plumtree also completed its first large-scale customer upgrades to the 5.0 version of its Enterprise Web software; customers including Halliburton and Quantum will share their upgrade experience with other customers this week at Plumtree Odyssey 2003.

•	ROI Validation: In August, Nucleus Research conducted an independent survey of Plumtree, IBM and SAP portal customers and found that Plumtree customers lead IBM and SAP customers in portal ROI. Nucleus’ survey showed that 85% of Plumtree’s surveyed customers reported a positive return on investment and found that Plumtree customers had greater ROI than IBM and SAP customers in all six measured areas: increased productivity, reduced head count, cost avoidance, reduced customer support costs, increased revenues and reduced IT costs. This result confirmed a similar finding from a January 2003 Delphi Group of 500 portal customers, from which Plumtree also emerged as the ROI leader.

     Product Development: Plumtree was the first company to ship products supporting the new WSRP and JSR 168 portlet Web Services standards. Unlike the application server vendors competing in the market, Plumtree’s support for portlet standards allows customers to use portlets on a wide range of J2EE-standard application servers.

Financial Outlook

Plumtree Software currently anticipates fourth quarter 2003 revenue to be between $18.5 million and $19.3 million. On a pro forma basis, the company projects fourth quarter 2003 net income to be between $0.00 and $0.02 per share. Pro forma net earnings per share in our fourth quarter outlook excludes charges for amortization of deferred stock-based compensation estimated to be $350,000 and amortization of acquired technology of approximately $395,000, and assumes an effective tax rate of 30% to net income, if any. Giving effect to these exclusions, fourth quarter GAAP net income is currently expected to be between ($0.02) and $0.00 per share.

Conference Call

Interested parties can hear the conference call concerning Plumtree’s financial results for the third quarter of 2003 on Monday, October 13, 2003 at 7:00 a.m.

October 13, 2003 Press Release- Plumtree Software Announces Third Quarter 2003 Operating Results

(EDT) via live Webcast by visiting www.plumtree.com/ir, or alternatively, they may listen to a teleconference by calling 888-395-6878 for U.S. participants and 773-756-4602 for participants outside of the U.S. The passcode for the teleconference is PLUMTREE. The Webcast replay of the call will be available at www.plumtree.com/ir from the conclusion of the initial Webcast until the release of Plumtree’s fourth quarter 2003 financial results. An audio replay of the call will also be available until the release of Plumtree’s fourth quarter financial results. The dial-in number for the audio replay is 888-568-0916 for U.S. callers and 402-998-1588 for callers outside of the U.S.

About Plumtree Software

Plumtree Software is the Enterprise Web leader. Plumtree’s mission is to create a comprehensive Web environment for employees, customers and partners across the enterprise to interact with different systems and work together. Plumtree’s Enterprise Web solution consists of integration products for bringing resources from traditional systems together on the Web, shared services such as collaboration, content management and search for building new Web applications, and a portal platform for delivering these Web applications to broad audiences. Plumtree’s independence and its Web Services Architecture allow this solution to span rival platforms and systems, helping to maximize customers’ return on their existing technology investments. With offices in more than a dozen countries, Plumtree has licensed over 550 customers, including Boeing, Ford Motor Company, Procter & Gamble and the U.S. Navy.

Safe Harbor Statement and Caution

This press release contains forward-looking statements within the meaning of the Federal Securities laws. These forward-looking statements include, but are not limited to statements regarding our current financial outlook for the fourth quarter of 2003; customer demand for, satisfaction with, and return on investment and other benefits associated with our Enterprise Web Suite and other products; our ability to maintain our reputation and position in the market; our customers’ ability to derive and measure ROI from our products; the pace and success of our customer’s deployments; as well as our cost management, financial discipline and general sales financial performance expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ, perhaps materially, from those anticipated or suggested by such forward looking statements. These risks and uncertainties include, without limitation, risks associated with our limited operating history, a persisting general economic downturn, adverse conditions in worldwide IT spending trends, failure to expand our customer base, the impact of increasing competition, the length and complexity of Plumtree’s sales cycle, market acceptance of our new products, the success of major version releases, the success of our Enterprise Web suite and line of business application marketing strategies, the ability of our customers to deploy our products successfully and their willingness to act as references, changes in the needs and priorities of existing and potential customers, reduced market acceptance of our products and services, failure to manage technological change, our ability to maintain and increase the size and productivity of our direct sales force and to expand into and within global markets, our ability to attract and retain channel and line of business application partners, our ability to manage costs, our ability to provide a return on investment to our

October 13, 2003 Press Release- Plumtree Software Announces Third Quarter 2003 Operating Results

customers, the impact of geopolitical conflicts and events, and those other risks and uncertainties contained in the Company’s Annual Report filed with the Securities and Exchange Commission (“SEC”) on Form 10-K, its most recent 10-Q and all subsequent SEC filings. Copies of filings made with the SEC are available through the SEC’s electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov. We undertake no obligation following the date of this release to update or revise our forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date such statements are made. Past performance is not indicative of future results. We cannot guarantee any future operating results, activity, performance or achievement.

NOTE: Plumtree is a registered trademark of Plumtree Software, Inc. and/or its affiliates in the U.S. and/or other countries. All other registered and unregistered trademarks in this document are the sole property of their respective owners.

Each of the survey results noted in this release contain only one evaluation of a technology market, representing marketplace characteristics at a given time and are subject to change without notice. Nucleus and Delphi Group’s permission to reproduce their findings should not be deemed to be an endorsement of Plumtree or any company or product. These surveys are only two of many information sources available and decision-makers should not rely solely on these evaluations. Industry surveys are not an indication of future results. We caution you not to place undue reliance upon any survey or analyst report.

Investor Contact
Diohonne Beltramo
415.399.2554
diohonne.beltramo@plumtree.com

Press Contact
Carilu Dietrich
415-399-7047
Carilu.Dietrich@plumtree.com

October 13, 2003 Press Release- Plumtree Software Announces Third Quarter 2003 Operating Results

Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheet

     Plumtree’s management believes that a presentation of operating costs and expenses excluding restructuring charges incurred in the quarter, stock based compensation and amortization of acquired technology, and assuming a fixed effective tax rate, provides a meaningful basis for evaluating our underlying cost and expense levels. Presentation of pro forma net income and earnings per share information provides greater comparability of Plumtree’s financial results against historical results as well as those of other enterprise software companies and financial models of securities analysts. A reconciliation of pro forma results to GAAP results is provided in the financial tables below.

October 13, 2003 Press Release- Plumtree Software Announces Third Quarter 2003 Operating Results

PLUMTREE SOFTWARE, INC.
PRO FORMA* CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

			Pro Forma

	Three Months		Nine Months
	Ended		Ended
	September 30,		September 30,

	2003	2002	2003	2002

Revenue:
Licenses	$9,064	$8,531	$25,206	$38,409
Services and maintenance	9,416	9,147	27,474	25,030

Total revenue	18,480	17,678	52,680	63,439
Cost of revenue:
Licenses	259	151	887	2,803
Services and maintenance	2,903	3,102	7,893	9,769

Total cost of revenue	3,162	3,253	8,780	12,572

Gross margin	15,318	14,425	43,900	50,867
Operating expenses:
Research and development	5,293	4,619	15,384	13,686
Sales and marketing	8,136	7,556	22,469	25,501
General and administrative	1,660	1,689	4,830	6,336

Total operating expenses	15,089	13,864	42,683	45,523

Pro forma income from operations	229	561	1,217	5,344
Interest and other income, net	633	242	1,171	444

Pro forma income before income taxes	862	803	2,388	5,788
Pro forma income taxes **	259	241	717	1,736

Pro forma net income	$603	$562	$1,671	$4,052

Pro forma net income per share:
Basic	$0.02	$0.02	$0.05	$0.24

Diluted	$0.02	$0.02	$0.05	$0.13

Shares used to compute net income per share:
Basic	30,962	28,962	30,452	16,658

Diluted	33,338	30,689	32,940	30,091

*	Pro forma statements of operations exclude $129, $887, $1,031 and $3,280 of amortization of stock based compensation, respectively and $394, $394, $1,183 and $1,203, of amortization of acquired technology, respectively. In addition, the Pro Forma Statement of Operations for the three months and the nine months ended September 30, 2003 excludes $475 of restructuring costs.

**	Assumes an annualized effective tax rate of 30% on net income, if any.

October 13, 2003 Press Release- Plumtree Software Announces Third Quarter 2003 Operating Results

PLUMTREE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months		Nine Months
	Ended		Ended
	September 30,		September 30,

	2003	2002	2003	2002

Revenue:
Licenses	$9,064	$8,531	$25,206	$38,409
Services and maintenance	9,416	9,147	27,474	25,030

Total revenue	18,480	17,678	52,680	63,439
Cost of revenue:
Licenses	259	151	887	2,803
Services and maintenance	2,903	3,102	7,893	9,769
Amortization of stock-based compensation & acquired technology	416	575	1,361	1,852

Total cost of revenue	3,578	3,828	10,141	14,424

Gross margin	14,902	13,850	42,539	49,015
Operating expenses:
Research and development	5,293	4,619	15,384	13,686
Sales and marketing	8,136	7,556	22,469	25,501
General and administrative	1,660	1,689	4,830	6,336
Restructuring charges	475	—	475	—
Amortization of stock-based compensation	107	706	853	2,631

Total operating expenses	15,671	14,570	44,011	48,154

Income (loss) from operations	(769)	(720)	(1,472)	861
Interest and other income, net	633	242	1,170	444

Income (loss) before income taxes	(136)	(478)	(302)	1,305
Provision for income taxes	237	411	613	768

Net income (loss)	$(373)	$(889)	$(915)	$537

Net income (loss) per share:
Basic	$(0.01)	$(0.03)	$(0.03)	$0.03

Diluted	$(0.01)	$(0.03)	$(0.03)	$0.02

Shares used to compute net income (loss) per share:
Basic	30,962	28,962	30,452	16,658

Diluted	30,962	28,962	30,452	30,091

October 13, 2003 Press Release- Plumtree Software Announces Third Quarter 2003 Operating Results

PLUMTREE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of	As of
	September 30,	December 31,

	2003	2002

	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$67,307	$65,322
Accounts receivables, net of allowances	15,879	16,619
Other current assets	2,871	2,160

Total current assets	86,057	84,101
Property and equipment, net	2,040	2,698
Other long-term assets	2,425	3,923

	$90,522	$90,722

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,084	$1,630
Accrued and other current liabilities	12,385	14,747
Deferred revenues	18,871	18,539

Total current liabilities	32,340	34,916
Long-term liabilities	462	454

Total Liabilities	32,802	35,370
Total Stockholders’ Equity	57,720	55,352

	$90,522	$90,722

October 13, 2003 Press Release- Plumtree Software Announces Third Quarter 2003 Operating Results